EX-23.h.3.a
EXHIBIT A
to the Expense Limitation Agreement between
NATIONWIDE VARIABLE INSURANCE TRUST
and
NATIONWIDE FUND ADVISORS
Effective May 1, 2007;
Amended December 3, 2007;
Amended January 9, 2008
Amended July 1, 2008

			Expenses Excluded for
			Purposes of “Fund
	Expense Limitation for		Operating Expenses” in
Name of Fund	Fund		Section 1.1
NVIT U.S. Growth Fund (formerly, Nationwide NVIT U.S.	Class I	1.15%	See (1) Below
Growth Leaders Fund)	Class II	1.15%
	Class III	1.15%

NVIT Nationwide Leaders Fund	Class I	1.15%	See (1) Below
	Class II	1.15%
	Class III	1.15%

NVIT Technology and Communications Fund (formerly,	Class I	1.23%	See (1) Below
Nationwide NVIT Global Technology and Communications	Class II	1.23%
Fund)	Class III	1.23%
	Class VI	1.23%

NVIT Money Market Fund (formerly, Nationwide NVIT Money	Class IV	0.50%	See (2) Below
Market Fund)

NVIT Mid Cap	Class IV	0.95%	See (2) Below
Growth Fund (formerly, Nationwide NVIT Mid Cap
Growth Fund)

NVIT S&P 500 Index Fund	Class I	0.23%	See (1) Below
	Class II	0.23%
	Class IV	0.23%
	Class Y	0.23%

			Expenses Excluded for
			Purposes of “Fund
	Expense Limitation for		Operating Expenses” in
Name of Fund	Fund		Section 1.1
NVIT Small Cap Index Fund	Class II	0.30%	See (1) Below
	Class VII	0.30%
	Class Y	0.30%

	Class II	4.00%**
	Class VI	4.00%**
	Class Y	4.00%**

NVIT Mid Cap Index Fund	Class I	0.32%	See (1) Below
	Class II	0.32%
	Class III	0.32%
	Class Y	0.32%

NVIT International Index Fund	Class II	0.37%	See (1) Below
	Class VI	0.37%
	Class VII	0.37%
	Class VIII	0.37%
	Class Y	0.37%

	Class VI	4.00%**
	Class VII	4.00%**
	Class Y	4.00%**

NVIT Bond Index Fund	Class II	0.32%	See (1) Below
	Class VII	0.32%
	Class Y	0.32%

	Class II	4.00%**
	Class VII	4.00%**
	Class Y	4.00%**

Gartmore NVIT Developing Markets Fund	Class I	1.40%	See (1) Below
	Class II	1.40%
Gartmore NVIT Emerging Markets Fund	Class I	1.40%	See (1) Below
	Class II	1.40%
	Class III	1.40%
	Class VI	1.40%

Gartmore NVIT International Equity Fund (formerly, Gartmore	Class I	1.25%	See (1) Below
NVIT International Growth Fund)	Class II	1.25%
	Class III	1.25%

NVIT Enhanced Income Fund	Class II	0.45%	See (3) Below
	Class VII	0.45%
	Class Y	0.45%
NVIT Multi-Manager Large Cap Growth Fund	Class I	0.75%	See (3) Below
	Class II	0.75%
	Class Y	0.75%
NVIT Multi-Manager Mid Cap Growth Fund*	Class I	0.82%	See (3) Below
	Class II	0.82%
	Class Y	0.82%

			Expenses Excluded for
			Purposes of “Fund
	Expense Limitation for		Operating Expenses” in
Name of Fund	Fund		Section 1.1
NVIT Multi-Manager International Growth Fund	Class I	0.96%	See (3) Below
	Class II	0.96%
	Class Y	0.96%
NVIT Core Bond Fund	Class I	0.55%	See (3) Below
	Class II	0.55%
	Class Y	0.55%
Lehman Brothers NVIT Core Plus Bond Fund	Class I	0.55%	See (3) Below
	Class II	0.55%
	Class Y	0.55%
Neuberger Berman NVIT Socially Responsible Fund	Class I	0.78%	See (3) Below
	Class II	0.78%
	Class Y	0.78%
Neuberger Berman NVIT Multi Cap Opportunities Fund	Class I	0.75%	See (3) Below
	Class II	0.75%

Van Kampen NVIT Real Estate Fund	Class I	1.85%	See (3) Below
	Class II	1.85%
	Class Y	1.85%
NVIT Cardinal Conservative Fund	Class I	0.28%	See (3) Below
	Class II	0.28%
NVIT Cardinal Moderately Conservative Fund	Class I	0.25%	See (3) Below
	Class II	0.25%
NVIT Cardinal Balanced Fund	Class I	0.25%	See (3) Below
	Class II	0.25%
NVIT Cardinal Moderate Fund	Class I	0.25%	See (3) Below
	Class II	0.25%
NVIT Cardinal Capital Appreciation Fund	Class I	0.25%	See (3) Below
	Class II	0.25%
NVIT Cardinal Moderately Aggressive Fund	Class I	0.25%	See (3) Below
	Class II	0.25%
NVIT Cardinal Aggressive Fund	Class I	0.28%	See (3) Below
	Class II	0.28%
NVIT Multi-Manager Mid Cap Value Fund	Class I	0.81%	See (3) Below
	Class II	0.81%
	Class Y	0.81%
NVIT Short Term Bond Fund	Class I	0.50%	See (3) Below
	Class II	0.50%
	Class Y	0.50%
NVIT Multi-Manager Large Cap Value Fund	Class I	0.77%	See (3) Below
	Class II	0.77%
	Class Y	0.77%
(1)	Interest, taxes, brokerage commissions, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, and other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary[1] expenses not incurred in the ordinary course of the Fund’s business.

(2)	Interest, taxes, brokerage commissions, short sale dividend expenses, and other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary[1] expenses not incurred in the ordinary course of the Fund’s business.

(3)	Interest, taxes, brokerage commissions and other costs incurred in connection with the purchase and sale of portfolio securities, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles, expenses incurred by the Fund in connection with any merger or reorganization and other non-routine expenses not incurred in the ordinary course of the Fund’s business.

[1]	non-routine

*	Effective July 1, 2008 until at least July 1, 2009, as ratified at the September 18, 2008 Board Meeting. These expense limitations may be revised to decrease the limitations after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at any time if mutually agreed upon by the parties.

**	Effective until at least March 1, 2011.
IN WITNESS WHEREOF, the parties have caused this Amended Exhibit A to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

NATIONWIDE VARIABLE INSURANCE TRUST
By:	/s/Allan J. Oster
	Name:	Allan J. Oster
	Title:	Assistant Secretary

NATIONWIDE FUND ADVISORS
By:	/s/Stephen T. Grugeon
	Name:	Stephen T. Grugeon
	Title:	EVP- COO